UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Barclays Bank PLC

(Exact name of Registrant as Specified in Its Charter)

England	None
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Churchill Place, London, England	E14 5HP
(Address of Principal Executive Office)	(Post Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file numbers to which this form relates: 333-12384, 333-85646, 333-126811, 333-145845 and 333-169119

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
iPath® Seasonal Natural Gas ETN	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The description of the terms and provisions of the Barclays iPath® Seasonal Natural Gas ETN (DCNG; 06740P239) to be issued by Registrant (the “Securities”) as set forth in the pricing supplement dated April 20, 2011 (the “Pricing Supplement”) and the prospectus supplement dated August 31, 2010 (the “Prospectus Supplement”) to the prospectus dated August 31, 2010 (the “Prospectus”), each filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) relating to the Securities to be registered hereunder included in the Registration Statement on Form F-3 ASR (File No. 333-169119), which became effective on August 31, 2010.  The Registrant incorporates by reference the Prospectus, the Prospectus Supplement and the Pricing Supplement to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Specific Terms of the Securities” and “Supplemental Tax Considerations” in the Pricing Supplement, the information contained in the sections captioned “Description of Medium-Term Notes” in the Prospectus Supplement and the information contained in the sections captioned “Description of Debt Securities” and “Tax Considerations” in the Prospectus.

Item 2.  Exhibits.

4.1

Senior Debt Indenture, among the Registrant and The Bank of New York Mellon, as Trustee, dated as of September 16, 2004 (the “Indenture”) (incorporated by reference to Registration Statement on Form F-3 ASR (File No. 333-169119) filed by the Registrant with the Securities and Exchange Commission on August 31, 2010).

4.2	Form of Global Security relating thereto.

99.1

Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 ASR (File No. 333-169119) and Rule 424(b) filed with the Commission on August 31, 2010, August 31, 2010 and April 20, 2011, respectively).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Barclays Bank PLC
(Registrant)

Date: April 21, 2011	By:	/s/ JOHNNY WU
	Name:	Johnny Wu
	Title:	Managing Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1

Senior Debt Indenture, among the Registrant and The Bank of New York Mellon, as Trustee, dated as of September 16, 2004 (the “Indenture”) (incorporated by reference to Registration Statement on Form F-3 ASR (File No. 333-169119) filed by the Registrant with the Securities and Exchange Commission on August 31, 2010).

4.2	Form of Global Security relating thereto.

99.1

Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 ASR (File No. 333-169119) and Rule 424(b) filed with the Commission on August 31, 2010, August 31, 2010 and April 20, 2011, respectively).